Exhibit 99.1
3M Reports First-Quarter 2022 Results

ST. PAUL, Minn. – April 26, 2022 − 3M (NYSE: MMM) today reported first-quarter 2022 results.

“In a challenging global environment, 3M delivered a strong start to 2022 with solid growth, operating margins, and robust cash generation,” said 3M chairman and chief executive officer Mike Roman. “In response to feedback from our shareholders and to provide additional clarity on the strength of our underlying business performance, starting in the first quarter we are reporting adjusted earnings to exclude costs for significant litigation. These included, as we communicated on March 30th, the announced additional investment related to Zwijndrecht, which resulted in a 26-cent charge, along with costs related to other significant litigation of 13-cents in the first quarter. Excluding the Zwijndrecht investment our financial outlook for 2022 remains unchanged.

“We continue to prioritize actions to better serve our customers while managing supply chain and inflationary challenges,” Roman continued. “Our balance sheet remains strong and we continued to invest in capital expenditures and R&D to support long-term growth and advance our sustainability commitments, while also returning significant cash to shareholders. Looking ahead, our teams will continue to focus on improving our operational performance and delivering value for our customers and shareholders.”
First-Quarter Highlights:

•Sales of $8.8 billion, down 0.3 percent year-on-year, which included organic sales growth of 2 percent year-on-year.

•GAAP earnings per share were $2.26, down 18 percent year-on-year. Adjusted earnings per share were $2.65, down 10 percent year-on-year.

	Q1 2022	Q4 2021	Q1 2021
GAAP EPS	$2.26	$2.31	$2.77
Special items:
Net costs for significant litigation:
Zwijndrecht-related (PFAS-related environmental commitments as previously announced on March 30, 2022)	0.26	—	—
Other significant litigation	0.13	0.14	0.18
Total	0.39	0.14	0.18
Adjusted EPS	$2.65	$2.45	$2.95

Memo:
GAAP operating income margin	18.6%	18.8%	22.5%
Adjusted operating income margin	21.4%	20.0%	24.1%
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

•Operating cash flow was $1.0 billion, down 40 percent year-on-year, while adjusted free cash flow was $0.7 billion, down 50 percent year-on-year.

•3M returned $1.6 billion to shareholders via dividends and gross share repurchases, up 49 percent year-on-year.

Company Updates Non-GAAP Measures
As provided in 3M’s Form 8-K dated April 26, 2022, effective in the first quarter of 2022, 3M made further changes to its measure of segment operating performance (updating the Form 8-K dated February 11, 2022) and changed its calculation of certain non-GAAP measures. The information reflects changes in the extent of matters and charges/benefits 3M includes within special items with respect to net costs for significant litigation when presenting these non-GAAP measures. Previously, 3M included net costs, when significant, associated with changes in accrued liabilities related to respirator mask/asbestos litigation and PFAS-related other environmental matters, along with the associated tax impacts. These non-GAAP measure changes involved adding litigation related to 3M’s Combat Arms Earplugs and including the impacts of legal fees associated with applicable matters and of the net total change in accrued liability. The information provided herein reflects the impacts of these changes for all periods presented.

	Full Year
$M, except EPS	2021	2020	2019
GAAP amounts comparable to non-GAAP amounts mentioned below
Operating income	$7,369	$7,161	$6,174
Operating income margin	20.8%	22.3%	19.2%
EPS	$10.12	$9.36	$7.72

Certain amounts adjusted for special items (non-GAAP measures)*
Previous basis for special items:
Operating income	$7,369	$6,844	$6,822
Operating income margin	20.8%	21.3%	21.2%
EPS	$10.12	$8.85	$8.79

Updated basis for special items:
Operating income	$7,832	$7,180	$6,911
Operating income margin	22.2%	22.3%	21.5%
EPS	$10.73	$9.29	$8.90

Memo:
Impact of change on previous basis operating income margin	1.4%	1.0%	0.3%
Additional net costs per share treated as special item under updated basis	$0.61	$0.44	$0.11

*See 2021 Annual Report on Form 10-K and Form 8-K dated April 26, 2022 for information regarding these non-GAAP measures on the previous basis and updated basis, respectively.

Full-Year 2022 Outlook

While the macroeconomic and geopolitical environment remains challenging and fluid, 3M continues to manage and navigate the headwinds facing its businesses. The company updated its full-year 2022 GAAP earnings outlook to incorporate the previously referenced first-quarter charge of $0.26 per share for Zwijndrecht-related PFAS environmental commitments. Excluding this Zwijndrecht investment, our full-year 2022 financial outlook remains unchanged.

3M now expects its full-year 2022 GAAP earnings per share to be in the range of $9.89 to $10.39 versus a prior expectation of $10.15 to $10.65. Full-year 2022 adjusted earnings is expected to be in the range of $10.75 to $11.25 per share, excluding estimated impacts from special items.

The company’s full-year organic sales growth and free cash flow conversion ranges remain unchanged.

See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21999289). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on May 3, 2022.
Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials, labor, and energy (including oil and natural gas and their derivatives) due to shortages, increased demand and wages, logistics, manufacturing site disruptions or supply chain interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; and (14) tax-related external conditions, including changes in tax rates, laws or regulations. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended March 31,
	2022	2021
Net sales	$8,829	$8,851

Operating expenses
Cost of sales	4,826	4,525
Selling, general and administrative expenses	1,882	1,808
Research, development and related expenses	480	524
Total operating expenses	7,188	6,857
Operating income	1,641	1,994

Other expense (income), net	38	49

Income before income taxes	1,603	1,945
Provision for income taxes	302	319
Income of consolidated group	1,301	1,626

Income (loss) from unconsolidated subsidiaries, net of taxes	2	1
Net income including noncontrolling interest	1,303	1,627

Less: Net income (loss) attributable to noncontrolling interest	4	3

Net income attributable to 3M	$1,299	$1,624

Weighted average 3M common shares outstanding – basic	572.3	580.5
Earnings per share attributable to 3M common shareholders – basic	$2.27	$2.80

Weighted average 3M common shares outstanding – diluted	575.0	586.3
Earnings per share attributable to 3M common shareholders – diluted	$2.26	$2.77

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$3,247	$4,564
Marketable securities – current	112	201
Accounts receivable – net	4,815	4,660
Inventories	5,290	4,985
Prepaids	561	654
Other current assets	427	339
Total current assets	14,452	15,403
Property, plant and equipment – net	9,389	9,429
Operating lease right of use assets	865	858
Goodwill and intangible assets – net	18,509	18,774
Other assets	2,640	2,608
Total assets	$45,855	$47,072
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,877	$1,307
Accounts payable	3,164	2,994
Accrued payroll	638	1,020
Accrued income taxes	274	260
Operating lease liabilities – current	261	263
Other current liabilities	2,938	3,191
Total current liabilities	9,152	9,035
Long-term debt	14,801	16,056
Other liabilities	6,898	6,864
Total liabilities	30,851	31,955
Total equity	15,004	15,117
Shares outstanding
March 31, 2022: 569,058,849
December 31, 2021: 571,845,478
Total liabilities and equity	$45,855	$47,072

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
	2022	2021
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,011	$1,688

Cash flows from investing activities:
Purchases of property, plant and equipment	(424)	(310)
Acquisitions, net of cash acquired	—	—
Purchases and proceeds from sale or maturities of marketable securities and investments – net	92	(110)
Proceeds from sale of businesses, net of cash sold	13	—
Other investing activities	56	51

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(263)	(369)

Cash flows from financing activities:
Change in debt	(584)	(444)
Purchases of treasury stock	(773)	(231)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	164	293
Dividends paid to shareholders	(852)	(858)
Other financing activities	(9)	(11)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(2,054)	(1,251)

Effect of exchange rate changes on cash and cash equivalents	(11)	(66)

Net increase (decrease) in cash and cash equivalents	(1,317)	2
Cash and cash equivalents at beginning of year	4,564	4,634
Cash and cash equivalents at end of period	$3,247	$4,636

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Operating Income									Year-over-year earnings per diluted share percent change
(Dollars in millions, except per share amounts)	Safety and Industrial	Safety and Industrial Margin	Total Company	Total Company Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attrib-utable to 3M	Earnings per Diluted Share
Q1 2021 GAAP	$752	24.3%	$1,994	22.5%	$1,945	$319	16.4%	$1,624	$2.77
Adjustments for special items:
Net costs for significant litigation	65		135		135	32		103	0.18
Q1 2021 adjusted amounts (non-GAAP measures) (a)	$817	26.4%	$2,129	24.1%	$2,080	$351	16.9%	$1,727	$2.95
Q4 2021 GAAP	$490	17.2%	$1,616	18.8%	$1,564	$227	14.5%	$1,339	$2.31
Adjustments for special items:
Net costs for significant litigation	72		104		104	24		80	0.14
Q4 2021 adjusted amounts (non-GAAP measures) (a)	$562	19.7%	$1,720	20.0%	$1,668	$251	15.1%	$1,419	$2.45
Q1 2022 GAAP	$636	20.8%	$1,641	18.6%	$1,603	$302	18.8%	$1,299	$2.26	(18)%
Adjustments for special items:
Net costs for significant litigation	63		250		250	25		225	0.39
Q1 2022 adjusted amounts (non-GAAP measures) (a)	699	22.9%	$1,891	21.4%	$1,853	$327	17.6%	$1,524	$2.65	(10)%

(Dollars in millions, except per share amounts)	Full Year 2022 Forecast
		Earnings per share
2022 GAAP earnings per share (GAAP)		$9.89	to	$10.39
Adjustments for special items:	Pre-tax
Estimated net costs for significant litigation	~$600		$0.86
2022 adjusted earnings per share amounts (non-GAAP measures) (a)		$10.75	to	$11.25
__________________________
(a)In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides non-GAAP measures that adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Operating income, segment operating income, income before taxes, net income, earnings per share, and the effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. While the Company includes certain items in its measure of segment operating performance, it also considers these non-GAAP measures in evaluating and managing its operations. The Company believes that discussion of results adjusted for special items is useful to investors in understanding underlying business performance, while also providing additional transparency to the special items. Special items impacting operating income are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation in the “Description of Special Items” section. The determination of these items may not be comparable to similarly titled measures used by other companies.

In the first quarter of 2022, the Company changed the extent of matters and charges/benefits it includes within special items with respect to net costs for significant litigation. Previously, 3M included net costs, when significant, associated with changes in accrued liabilities related to respirator mask/asbestos litigation and PFAS-related other environmental matters, along with the associated tax impacts. The non-GAAP measure changes involved including net costs for litigation related to 3M's Combat Arms Earplugs, expanding net costs to include external legal fees and insurance recoveries associated with the applicable matters in addition to changes in accrued liabilities, and to include all such net costs for the applicable matters, not just when considered significant.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - (CONTINUED)
(Unaudited)

	Three months ended March 31,
Major GAAP Cash Flow Categories (dollars in millions)	2022	2021
Net cash provided by (used in) operating activities	$1,011	$1,688
Net cash provided by (used in) investing activities	(263)	(369)
Net cash provided by (used in) financing activities	(2,054)	(1,251)

Major GAAP Cash Flow Categories (dollars in millions)	Full-Year 2022 Forecast
Net cash provided by (used in) operating activities	$7.3 to $7.9
Purchase of property, plant and equipment	($1.7 to $2.0)
Free cash flow (b)	$5.3 to $6.2

Net income attributable to 3M	$5.9 to $6.2
Free cash flow conversion (b)	90% to 100%

	Three months ended March 31,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2022	2021
Net cash provided by (used in) operating activities	$1,011	$1,688
Purchases of property, plant and equipment	(424)	(310)
Free cash flow	587	1,378
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	128	50
TCJA transition tax payment	—	9
Divestiture-related restructuring after-tax payment impacts	—	1
Adjusted free cash flow (c)	715	1,438

Net income attributable to 3M	$1,299	$1,624
Adjustments for special items:
Net costs for significant litigation	225	103
Adjusted net income attributable to 3M (a)	$1,524	$1,727
Adjusted free cash flow conversion (c)	47%	83%
______________________________________
(b)Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - (CONTINUED)
(Unaudited)
(c)Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

	Adjusted EBITDA (non-GAAP measure) (d)		Adjusted EBITDA Margin (non-GAAP measure) (d)
	Three months ended March 31,		Three months ended March 31,
(Dollars in millions)	2022	2021	2022	2021
Safety and Industrial	$843	$958	27.6%	30.9%
Transportation and Electronics	597	655	25.5%	27.3%
Health Care	604	622	28.4%	30.1%
Consumer	261	303	19.9%	23.5%
Corporate and Unallocated	45	51
Total Company	$2,350	$2,589	26.6%	29.3%

	Three months ended March 31,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2022	2021
Net sales	$8,829	$8,851

Net income attributable to 3M	1,299	1,624
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	4	3
(Income)/loss from unconsolidated subsidiaries, net of taxes	(2)	(1)
Provision for income taxes	302	319
Other expense/(income):
Interest (Income)/expense	105	128
Pension & OPEB non-service cost (benefit)	(67)	(79)
Depreciation and amortization expense	459	460
Adjustments for special items:
Net costs for significant litigation	250	135
Adjusted EBITDA (d)	$2,350	$2,589
Adjusted EBITDA margin (d)	26.6%	29.3%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$3,051	$2,340	$2,124	$1,313	$1	$8,829

Business segment operating income (measure of segment operating performance)	636	496	448	224	(163)	1,641
Add/(subtract):
Depreciation and amortization	144	101	156	37	21	459
Adjustments for special items:
Net costs for significant litigation	63				187	250
Adjusted EBITDA (non-GAAP measure) (d)	$843	$597	$604	$261	$45	$2,350
Adjusted EBITDA margin (non-GAAP measure) (d)	27.6%	25.5%	28.4%	19.9%		26.6%

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$3,099	$2,396	$2,069	$1,289	$(2)	$8,851

Business segment operating income (measure of segment operating performance)	752	556	464	269	(47)	1,994
Add/(subtract):
Depreciation and amortization	141	99	158	34	28	460
Adjustments for special items:
Net costs for significant litigation	65				70	135
Adjusted EBITDA (non-GAAP measure) (d)	$958	$655	$622	$303	$51	$2,589
Adjusted EBITDA margin (non-GAAP measure) (d)	30.9%	27.3%	30.1%	23.5%		29.3%
______________________________________
(d)Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense and special items. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - (CONTINUED)
(Unaudited)

Net Debt (non-GAAP measure)	March 31, 2022	December 31, 2021
Total debt	$16,678	$17,363
Less: Cash, cash equivalents and marketable securities	3,386	4,792
Net debt (e)	$13,292	$12,571
______________________________________
(e)     Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

Description of Special Items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos, PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities, external legal fees, and insurance recoveries, along with the associated tax impacts. Net costs related to respirator mask/asbestos and Combat Arms Earplugs matters are reflected as special items in the Safety and Industrial business segment while those associated with PFAS-related other environmental matters are primarily reflected as corporate special items in Corporate and Unallocated. In the first quarter of 2022 and 2021, 3M made payments of approximately $161 million and $63 million, respectively, related to net costs for significant litigation.
Gain/loss on sale of businesses:
•There were no gains/losses on sales of businesses for the periods presented. Additionally, 3M does not include expected gains on divestitures in its forecasted outlook guidance as these items have not yet occurred and generally involve certain conditions that are outside of 3M’s control.
Divestiture-related restructuring actions:
•In the first quarter of 2022 and 2021, 3M made payments of approximately $1 million and $1 million, respectively, associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the first three months of 2021, 3M made payments of approximately $9 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS (f)
(Unaudited)

	Three months ended March 31, 2022
Sales Change Analysis By Geographic Area	Americas	Asia- Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	2.5	2.7	(1.9)	1.7
Divestitures	—	—	—	—
Translation	—	(2.7)	(5.7)	(2.0)
Total sales change	2.5%	—%	(7.6)%	(0.3)%

	Three months ended March 31, 2022
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	0.5%	—%	—%	(2.1)%	(1.6)%
Transportation and Electronics	(0.3)	—	—	(2.0)	(2.3)
Health Care	4.7	—	—	(2.0)	2.7
Consumer	3.4	—	—	(1.6)	1.8
Total Company	1.7	—	—	(2.0)	(0.3)
______________________________________
(f)Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2022, the measure of segment operating performance used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) was updated. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Eliminating inclusion of dual credit in measure of segment operating performance
3M business segment operating performance measures were updated to no longer include dual credit to business segments for certain sales and related operating income. Management previously evaluated its business segments based on net sales and operating income performance, including dual credit reporting. 3M reflected additional (“dual”) credit to another business segment when the customer account activity (“sales district”) with respect to the particular product sold to the external customer was provided by a different business segment. For example, privacy screen protection products are primarily sold by the Display Materials and Systems Division within the Transportation and Electronics business segment; however, certain sales districts within the Consumer business segment provide the customer account activity for sales of the product to particular customers. In this example, the non-primary selling segment (Consumer) previously would also have received credit for the associated net sales initiated through its sales district and the related approximate operating income. The offset to the dual credit business segment reporting was reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income in total were unchanged.

Reflecting certain litigation-related costs in the Safety and Industrial segment's operating performance measure

3M's business segment operating performance measure with respect to its Safety and Industrial business segment was updated relative to litigation-related costs for respirator mask/asbestos litigation matters. Previously, 3M included these costs, when significant, as a special item within Corporate and Unallocated. 3M now includes all litigation-related costs associated with respirator mask/asbestos litigation matters within the Safety and Industrial business segment (along with other Safety and Industrial matters already included therein, such as those related to Combat Arms Earplugs).

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended March 31,
NET SALES
(Millions)	2022	2021
Safety and Industrial	$3,051	$3,099
Transportation and Electronics	2,340	2,396
Health Care	2,124	2,069
Consumer	1,313	1,289
Corporate and Unallocated	1	(2)
Total Company	$8,829	$8,851

BUSINESS SEGMENT INFORMATION	Three months ended March 31,
OPERATING INCOME
(Millions)	2022	2021
Safety and Industrial	$636	$752
Transportation and Electronics	496	556
Health Care	448	464
Consumer	224	269
Total business segment operating income	1,804	2,041
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(187)	(70)
Other corporate expense - net	24	23
Total Corporate and Unallocated	(163)	(47)
Total Company operating income	1,641	1,994

Other expense/(income), net	38	49
Income before income taxes	$1,603	$1,945
Corporate and Unallocated
Corporate and Unallocated operating income includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation associated with PFAS-related other environmental matters, gain/loss on sale of businesses, and divestiture-related restructuring costs. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from contract manufacturing, transition services and other arrangements with the acquirer of the former Drug Delivery business following its 2020 divestiture. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

About 3M
At 3M, we apply science in collaborative ways to improve lives daily as our employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M news center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the news center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as Twitter@3M or @3MNews.

Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Media Contact:
Tim Post, Tpost3@mmm.com